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                                                                   Exhibit 10.58

                                 R. J. REYNOLDS

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Effective January 1, 1987

                              Amended and Restated:
                                 January 1, 2004

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                                 R. J. REYNOLDS

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    CONTENTS

Section                                         Page
-------                                         ----
1. Purpose of Plan                               1

2. Definitions                                   1

3. Eligibility                                   4

4. Executive Plan Benefit                        4

5. Early Retirement                              5

6. Postponed Retirement                          5

7. Settlement Election                           6

8. Pre-Retirement Spouse's Benefit               6

9. Disability                                    7

10. Forfeitures                                  7

11. Miscellaneous                                7

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                                 R. J. REYNOLDS
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                          (Effective January 1, 1987 -
                    As Amended and Restated January 1, 2004)

Section 1. Purpose of Plan

         The R. J. Reynolds Supplemental Executive Retirement Plan provides supplemental pension benefits for selected high level officers and executives of the Company. This Plan is adopted for the purpose of providing consistent and competitive benefits among such officers and executives at an established normal retirement age and of facilitating succession planning for the Company.

Section 2. Definitions

         When used herein, the words and phrases defined hereinafter shall have the following meaning unless a different meaning is clearly required by the context. Other than terms specifically defined herein, capitalized terms used in the Plan shall refer to the same or substantially equivalent terms defined in the applicable Retirement Plan. Masculine pronouns include feminine pronouns wherever used and vice versa.

         2.1 "Actuarial Equivalent" means a benefit of equivalent value when computed on the basis of the factors and interest rates for the applicable form of benefit under the Retirement Plan.

         2.2 "Affiliated Company" means any company more than 50% of the voting stock of which is directly or indirectly owned by RJR or by any successor, and each trade or business (whether or not incorporated) controlled by RJR or with which RJR is under common control.

         2.3 "Average Final Compensation" means the Participating Executive's average annual compensation determined in the same manner as "Final Average Earnings" is determined under the R. J. Reynolds Retirement Plan; except that the limitations of Internal Revenue Code Section 401(a)(17) shall not be imposed.

         2.4 "Board of Directors" means the Board of Directors of RJR.

         2.5 "Change of Control" means a "Change of Control" of RJR and shall be deemed to have occurred if:

         (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, (the "Exchange Act") (other than the RJR, any trustee or other fiduciary holding securities under any employee benefit plan of RJR, or any company owned, directly or indirectly, by the stockholders of RJR in substantially the same proportions as their ownership of stock of RJR), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or

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                  indirectly, of securities of RJR representing 30% or more of the combined voting power of RJR's then outstanding securities;

         (b) during any period of two consecutive years (not including any period prior to the adoption of this amendment to the Plan which was effective July 21, 1988), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with RJR to effect a transaction described in clause (a), (c) and (d) of this
                  Section 2.5) whose election by the Board of Directors or nomination for election by RJR's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof,

         (c) the stockholders of RJR approve a merger or consolidation of RJR with any other corporation, other than a merger or consolidation which would result in the voting securities of RJR outstanding immediately prior thereof continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of RJR or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of RJR (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 25% of the combined voting power of RJR's then outstanding securities shall not constitute a change in control of RJR; or

         (d) the stockholders of RJR approve a plan of complete liquidation of RJR or an agreement for the sale or disposition by RJR of all or substantially all of RJR's assets.

         2.6 "Chief Executive Officer" means the Chief Executive Officer of RJR.

         2.7 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         2.8 "Committee" means the Compensation Committee of the Board of Directors.

         2.9 "Company" means RJR and its Affiliated Companies, and any successor to any of said companies if such successor be RJR or an Affiliated Company.

         2.10 "Effective Date" means January 1, 1987. The effective date of this amendment and restatement is January 1, 2004.

         2.11 "Executive Plan Benefit" means the annual benefit payable to a Participating Executive under Section 4 hereof.

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         2.12 "Other Pension Plan" means any defined benefit pension plan of the
Company intended to qualify under Section 401(a) of the Code.

         2.13 "Normal Retirement Age" shall mean the retirement age established by the Participating Executive's Participation Agreement that provides a date certain that is the first of the month coincident with or next following such age; provided, that the date certain may not be earlier than the first day of the month coincident with or next following his 60th birthday, nor later than the first day of the month coincident with or next following his 65th birthday. Notwithstanding the foregoing, if a Participating Executive become entitled to commence receipt of compensation continuance, as referred to in Section 11(a) hereof, from the Company or salary continuation under a salary and benefit continuation plan of the Company or Affiliated Company, after the date of a Change of Control but on or before the first anniversary of the date of a Change of Control, and by the end of the period during which compensation continuance is payable (or if the Participating Executive received a lump sum settlement in lieu thereof, by the end of the period compensation continuance would have been payable but for the lump sum settlement) or the period during which salary continuation is payable, he has attained age 50, and his age and Service when added together equal or exceed 70, he shall be deemed to have attained his Normal Retirement Age as of that date.

         2.14 "Participating Executive" means an executive of the Company who has been designated to participate in this Plan pursuant to Section 3(a) hereof.

         2.15 "Participation Agreement" means the agreement entered into by a Participating Executive and the Chief Executive Officer pursuant to Section 3(a) hereof.

         2.16 "Plan" means the R. J. Reynolds Supplemental Executive Retirement Plan, as set forth herein or as may be hereafter amended.

         2.17 "Retirement Plan" means that tax-qualified defined benefit pension plan sponsored by the Company in which the Participating Executive is an active participant on the day immediately preceding his termination of employment, together with any other non-qualified retirement plans of the Company which provide benefits solely in excess of the maximum dollar limitation under the Code or primarily to highly compensated and managerial employees to the extent that such plans provide defined benefit pension benefits.

         2.18 "RJR" means R.J. Reynolds Tobacco Holdings, Inc.

         2.19 "Service" means all service with the Company recognized for vesting purposes under the Retirement Plan applicable to the particular Participating Executive, as modified by Section 11(a) hereof.

         2.20 "Social Security Benefit" means an amount equal to .75% of an Executive's Final Average Covered Compensation times years of Service up to 35 years. Covered Compensation means the average of the contribution and benefit bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Executive attains age 65 (assuming for any year prior to the year in which the Executive attains age 65 that there is no increase in the basis after the year in which the calculation is made). Final Average

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Covered Compensation is the lesser of the Executive's Covered Compensation or his Average Final Compensation for the 3-consecutive year period ending with the current year.

Section 3. Eligibility

         (a) Eligibility to participate in the Plan is restricted to elected officers of RJR designated by the Committee. In addition, the Chief Executive Officer may designate other senior executives of the Company who are in key management positions. Participation must be effected by the execution of a Participation Agreement by the Participating Executive and the Chief Executive Officer.

         (b) No Participating Executive is entitled to receive or vest in a benefit under the Plan unless he:

                  (i) has completed at least five years of Service with the Company, and

                  (ii) retires directly from active or inactive payroll status with the Company at his Normal Retirement Age, unless (A) the Chief Executive Officer (or, with respect to the Chief Executive Officer, the Committee) approves in writing a different retirement age or, (B) his employment is involuntarily terminated under an agreement providing for compensation continuance which ceases no earlier than the Participating Executive's attainment of age 50, and

                  (iii) fully complies with any other special conditions that may be set forth in his Participation Agreement.

Section 4. Executive Plan Benefit

         At Normal Retirement Age, a Participating Executive will be entitled to receive an Executive Plan Benefit, computed in the form of a Single Life Annuity that provides the greatest of (a), (b) or (c) below, offset as provided in (d), and subject to (e):

         (a) An amount equal to 2.5% of Average Final Compensation multiplied by the number of whole and fractional years of Service, not to exceed 50% of such Average Final Compensation.

         (b)      An amount equal to 33.33% of Average Final Compensation.

         (c) An amount equal to the Participating Executive's employer-provided accrued benefit under the Retirement Plan and any Other Pension Plan at Normal Retirement Age without any reduction in the accrued benefit for early retirement.

         (d) The amount payable in accordance with (a), (b) or (c) above will be offset by the employer-provided benefit determined as of the date this Executive Plan Benefit commences payment payable to the Participating Executive from the Retirement Plan and any Other Pension Plan. The amount of the Retirement Plan and Other Pension Plan benefits to be offset shall be calculated after any reductions to such benefits for early retirement or a Joint and 50% Survivor

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(Spouse) Annuity, but before reduction or offset, if any, for Social Security under the Retirement Plan or Other Pension Plan benefit. If the Participating Executive has any option under the Retirement Plan to elect a benefit that is not the Actuarial Equivalent of his accrued benefit under the Retirement Plan, the offset amount will be based on the benefit with the greatest present value under the Retirement Plan without regard for the form of benefit actually elected. Commencing at age 62 or at the commencement of payment of this Executive Plan Benefit, if later, the amount payable in accordance with (a), (b) or (c) above will also be offset by the Social Security Benefit, whether or not the Participating Executive has commenced to receive any benefits from the Social Security Administration; provided, however, that no offset by the Social Security Benefit shall be made if the Executive Plan Benefit is calculated under paragraph (c) above based on a formula which does not include a Social Security offset.

         (e) A Participating Executive with less than 13 1/2 years of Service at his Normal Retirement Age, who is entitled to receive any defined benefit pension from prior employers, including any governmental agency, will have his Executive Plan Benefit as determined in (a)-(d) above further reduced by the amount by which the sum of his employer-provided annual defined benefit pension benefit from such prior employers, the Plan, the Retirement Plan and any Other Pension Plan together with his Social Security Benefit would, in the aggregate on an Actuarially Equivalent basis, exceed 50% of his Average Final Compensation.

Section 5. Early Retirement

         A Participating Executive who retires prior to his Normal Retirement Age and whose benefits are not otherwise forfeited pursuant to Section 10(a) hereof will be entitled to receive an Early Retirement Executive Plan Benefit which shall be the Executive Plan Benefit determined pursuant to Section 4(a),
(b), or (c) hereof reduced by 1/4 of 1% for each month that such benefit is to commence prior to his Normal Retirement Age. No such benefit, however, shall be payable if employment termination, or the expiration of compensation continuance under any Employment Agreement or severance program, for any reason occurs prior to the Executive's 50th birthday and completion of at least five (5) years of Service. Any Early Retirement Executive Plan Benefit will be calculated so that all offsets made on an actuarially equivalent basis will be taken after the foregoing reduction in the Executive Plan Benefit for early retirement under this Section but before any reduction or offset for Social Security under the Retirement Plan or Other Pension Plan benefit. For purposes of calculating the offset described in Section 4(e) hereof, a Participating Executive's years of Service shall be determined as of the date of his retirement prior to his Normal Retirement Age. Commencing at age 62 or at the commencement of payment of this Executive Plan Benefit for early retirement, if later, the amount payable in accordance with this Section 5 will be offset by the Social Security Benefit, whether or not the Participating Executive has commenced to receive any benefits from the Social Security Administration.

Section 6. Postponed Retirement

         A Participating Executive whose retirement is postponed beyond his Normal Retirement Age with the written consent of the Chief Executive Officer (or in the case of the Chief Executive Officer, the Committee), may not commence to receive an Executive Plan Benefit until the first day of the month next following his actual retirement date. The Executive Plan

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Benefit payable to such Participating Executive will not be increased due to
Service subsequent to his Normal Retirement Age, unless otherwise agreed to by the Chief Executive Officer (or, in the case of the Chief Executive Officer, the Committee).

Section 7. Settlement Election

         (a) The benefit payable to an unmarried Participating Executive shall be paid in the form of a Single Life Annuity. The benefit payable to a married Participating Executive shall be paid in the form of a Single Life Annuity together with the following spouse's benefit. If the Participating Executive is married at the time his Executive Plan Benefit commences payment and is survived by that spouse at his death, such spouse shall be paid, commencing with a payment for the first calendar month next following the date of the Participating Executive's death, a benefit equal to that which the surviving spouse would have received if the Participating Executive had elected on the day before his retirement to receive his then payable Executive Plan Benefit as a Joint and 50% Survivor (Spouse) Annuity.

         (b) Notwithstanding the foregoing, the Committee in its sole discretion may alter the form of the monthly benefit under this Plan to a form of annuity payment substantially the same form as that elected by the Participating Executive under the qualified portion of the Retirement Plan on an Actuarial Equivalent basis.

Section 8. Pre-Retirement Spouse's Benefit

         If the Participating Executive dies, having completed at least five years of Service, on or after his 50th birthday and prior to his retirement, his surviving spouse, if any, will be paid an annual benefit for life equal to the amount she would have received if the Participating Executive had retired the day prior to his death and had elected to receive his Executive Plan Benefit in the normal form for a married Participating Executive in Section 7 hereof. If the Participating Executive dies, having completed at least five years of Service, prior to his 50th birthday, his surviving spouse, if any, will be paid an annual benefit for life commencing when the Participating Executive would have attained age 50 equal to the amount she would have received if the Participating Executive had terminated employment as of the date of his death and without forfeiture of any Executive Plan Benefit under Section 10 hereof, survived to age 50 and had elected immediate early retirement of his Executive Plan benefit in the normal form for a married Participating Executive in Section
7. If the Participating Executive's surviving spouse elects to receive a lump sum benefit from the Retirement Plan, the benefit payable under this Section shall be reduced by the actuarial equivalent of that lump sum under the Retirement Plan. If the Participating Executive (who has completed at least five years of Service as of his date of death) dies during salary continuation provided under an agreement with the Company, the calculation of the amount of benefit provided under this Section 8 will include Service from the date of death to the date the Participating Executive would have completed such salary continuation.

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Section 9. Disability

         If the Participating Executive is receiving benefit payments under the Company's Long-Term Disability Plan, the Executive Plan Benefit when payable shall be reduced (in addition to any other reductions or offsets under this Plan) by the amount of any such disability benefits as and when paid for the same period.

Section 10. Forfeitures

         (a) A Participating Executive forfeits any right to benefits under this Plan if he (i) declines to retire at his Normal Retirement Age, (ii) terminates employment prior to his Normal Retirement Age without written consent of the Company's Chief Executive Officer (or, with respect to the Chief Executive Officer, without the Committee's written consent), unless due to such termination he is entitled to disability benefits or compensation continuance under an Employment Agreement or Company severance program, or (iii) is involuntarily terminated for "cause". Termination for cause shall arise where termination results from (a) criminal dishonesty, (b) deliberate and continual refusal to perform employment duties on substantially a full-time basis, (c) deliberate and continual refusal to act in accordance with any specific instructions of a majority of the Company's Board of Directors, (d) disclosure of confidential information or trade secrets concerning the Company without the Company's consent or (e) deliberate misconduct which could be materially damaging to the Company without reasonable good faith belief by the Participating Executive that such conduct was in the best interest of the Company.

         (b) An Executive Plan Benefit shall cease to be paid to any Participating Executive who discloses confidential information or trade secrets concerning the Company without the Company's consent, or engages in any activity that is materially damaging to the Company. Any cessation of benefits must be approved by the Committee.

         (c) To the extent that the benefit under this Plan, or any portion thereof, is provided to the Participating Executive or his beneficiary by funds from the Company's Excess Benefit Master Trust or Master Trust Agreement, as amended from time to time, such benefit or portion thereof shall be forfeited and the Participating Executive or his beneficiary shall have no further right or claim under this Plan but shall only look to the funds from said Trust for the benefit or portion thereof.

Section 11. Miscellaneous

         (a) If the Participating Executive is covered by an Employment Agreement with the Company, or any other agreement which provides for continued accrual of pension benefits under the Retirement Plan for the Compensation Period as defined in the Employment Agreement or a period of time of compensation continuance resulting from involuntary termination of employment, such period shall be considered as Service for purposes of determining benefits payable under this Plan as if the Participating Executive continued to be employed until the end of such period notwithstanding any election by the Participating Executive to receive a lump sum settlement in lieu thereof.

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         (b)      This Plan shall be administered and interpreted by the
Committee or its duly authorized designee, whose decisions shall be final. Wherever applicable, interpretation of this Plan shall be consistent with the terms of the Retirement Plan.

         (c) Nothing in this plan shall be construed as giving any Participating Executive the right to be retained in the Company's employ at all or for any specified period in any particular position, or any right to any payment whatsoever except to the extent provided for by this Plan or by any employment or other agreement. The Company expressly reserves the right to dismiss any Participating Executive at any time.

         (d) No benefit or promise hereunder shall be secured by any specific assets of the Company and no Participating Executive or his beneficiary shall have any rights other than that of an unsecured general creditor of the Company; provided, however, that nothing herein shall diminish any rights of a Participating Executive or his beneficiary under the terms of any other benefit plan of the Company. The Company reserves the right to set aside or otherwise aggregate assets for the purpose of paying the obligations under this Plan but any such assets shall not alter the unfunded status of this Plan nor give any Participating Executive or his beneficiary any rights greater than the rights of a general creditor of the Company.

         (e) The benefits payable under this Plan may not be assigned by any Participating Executive nor anticipated in any way.

         (f) As of the Effective Date, this Plan supersedes any other plan or agreement of enhanced retirement for which any Participating Executive is eligible; provided, however, any excess benefit plan designed to provide benefits precluded by the limitations of the Code from being provided under the Retirement Plan or any Other Pension Plan shall not be superseded by this Plan.

         (g) The Company reserves the right to amend, modify or discontinue the benefits provided hereunder to any extent and at any time except that no such amendment, modification or discontinuance shall reduce the accrued benefits of the Participant hereunder or reduce the degree of vesting of such benefits.

         (h) Upon a Change of Control, any Participating Executive with whom the Company has entered into an employment contract that so provides will be immediately vested in his entitlement to an Executive Plan Benefit without regard to Sections 3 or 10 hereof.

         (i) The Plan has been made in and shall be governed and construed in accordance with the laws of the State of Delaware.

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